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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 333-08559, 333-35237, 333-41137, 333-56340 and 333-72864) of our report dated February 9, 2000, relating to the consolidated financial statements and financial statement schedule of InVision Technologies, Inc. for the year ended December 31, 1999, appearing in this Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
March 7, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS